                                 LEASE SUMMARY


Facility:                           Office Space for Integrity Incorporated.

Square Feet of Premises:            5,388 RSF on the 1st floor of the LBMC
                                    Financial Center.

Effective Date of Lease:            August 24, 2001.

Property Address:                   Suite 110
                                    LBMC Financial Center
                                    5250 Virginia Way
                                    Maryland Farms Office Park
                                    Brentwood, Tennessee

Landlord's Name and Address:        Park Center Partnership II
                                    5300 Virginia Way, Suite 100
                                    Brentwood, Tennessee 37027
                                    Attn: John W. Stone, III
                                    Telephone: 615.221.1145

Tenant's Name and Address:          Prior to Commencement Date:
                                    Integrity Incorporated
                                    3613 Meadow Drive
                                    Nashville, Tennessee 37215
                                    Attn: Byron Williamson, President and
                                          CEO/Publishing Division
                                    Telephone:  (615) 414-7064

                                    After Commencement Date:
                                    Integrity Incorporated
                                    LBMC Financial Center, Suite 110
                                    5250 Virginia Way
                                    Brentwood, Tennessee 37027
                                    Attn: President and Chief Executive
                                          Officer/Publishing Division,
                                          Byron Williamson
                                    Telephone: (615) 414-7064

Lease Term:                         36 months beginning on the Commencement
                                    Date, subject to one renewal term of two years, as provided herein. "Lease Year" shall mean each consecutive twelve (12) month period following the Commencement
                                    Date. (See Lease Section 2)

Commencement Date:                  Estimated: October 1, 2001. (See Lease
                                    Section 2)

Rent Commencement Date:             First calendar day of the third month of
                                    the Term.

Tenant Improvements:                On or before the Commencement Date,
                                    Landlord shall complete the Tenant
                                    Improvements for the Premises in accordance with the Tenant Improvement Specifications.

Rent:                               (See Lease Section 4)

         Base Rent:                         Per Month            Per Year          Per Sq. Foot
         ---------                          ---------            --------          ------------
         (assumes a Lease Commencement Date of 10/01/01)

         10/01/01 - 11/30/01                $    0.00            $      0.00        $00.00/RSF
         12/01/01 - 11/30/02                $8,531.00            $102,372.00        $19.00/RSF
         12/01/02 - 11/30/03                $8,786.93            $105,443.16        $19.57/RSF
         12/01/03 - 9/30/04                 $9,050.53            $108,606.45        $20.157/RSF

Additional Rent:                    Pro-rata share of Operating Expenses in
                                    excess of Base Year Amount. (See Lease
                                    Section 4)

Rent Due Date:                      First (1st) calendar day of the month. (See
                                    Lease Section 4)

Permitted Use:                      Office. (See Lease Section 3)

Subletting and Assignment:          With Landlord Consent. (See Lease Section
                                    8)

Tenant's Insurance:

         CGL Insurance:             $3,000,000.00, subject to gradual
                                    increases. (See Lease Section 9)

         Other Required:            Contents, excess improvements, workers'
                                    compensation. (See Lease Section 9)

Maintenance and Utilities:          Furnished by Landlord but subject to
                                    expense stop. (See Lease Sections 5 and 6)

Signage: Tenant shall be allowed building standard interior signage. All signage subject to Landlord's reasonable approval. (See Lease
                                    Section 11)

Tenant Improvement Allowance:       $28.00 per rentable square foot of the
                                    Premises. (See Lease Section 28)

Exhibits:

         Exhibit A:                 Leased Premises
         Exhibit B:                 Real Property Description
         Exhibit C:                 Site Plan
         Exhibit D:                 Lease Commencement Agreement
         Exhibit E:                 Rules and Regulations
         Exhibit F:                 Expansion Premises

This Lease Summary is for convenience only, and does not supersede or modify the terms and conditions of the Lease.

                                     LEASE

         THIS LEASE (the "Lease"), is made as of the 24 day of August, 2001, by and between PARK CENTER PARTNERSHIP II, a Tennessee general partnership ("Landlord") and INTEGRITY INCORPORATED, a Delaware corporation ("Tenant"):

                                  WITNESSETH:

         Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

         1. PREMISES; SUBSTITUTION OF PREMISES; EXPANSION OF PREMISES; TEMPORARY PREMISES; ADJUSTMENT OF PREMISES.

         (a) The property hereby leased to Tenant (the "Premises") is that area shown on Exhibit A hereto attached, which consists of approximately 5,388 rentable square feet, on the first floor of an approximately 97,000 rentable square foot office building (the "Building") constructed on a tract of land (the "Land"), located at the northeast corner of Virginia Way and Westwood Place South, Maryland Farms Office Park, Brentwood, Tennessee, together with non-exclusive rights to use the Common Areas of the Project (as both terms are defined in clause (b) below) in common with other tenants of the Project. A legal description of the Land is attached hereto as Exhibit B and is incorporated herein by reference. A site plan for the development of the Land is attached hereto as Exhibit C and is incorporated herein by reference (the "Site Plan"). The Building shall be known as the "LBMC Financial Center" and has a street address of 5250 Virginia Way, Maryland Farms Office Park, Brentwood, Tennessee 37027, according to the current system of numbering. The Tenant Improvements (as hereinafter defined) for the Premises shall be completed in accordance with Section 28 hereof prior to the Commencement Date (as hereinafter defined).

         (b) The Building is located on the Land as shown on Exhibit B and shall be one of two (2) office buildings which Landlord intends to construct upon the Land as part of a master development project (the "Project"). The Project shall be comprised of the Building, the other one of the two (2) proposed buildings (the "Gambro Healthcare Building"), the Land, the parking facilities, any walkways, covered walkways, tunnels or other means of access to the Project and the Project's parking facilities, all areas available for the common use of occupants of the Project, including, but not limited to, the parking lots, driveways, walkways, landscaped areas, landscaping, any lobbies or plazas, the Exterior Common Area (as hereinafter defined), and other facilities and areas available for the common use by or for the common benefit of tenants of the two buildings built as part of the Project and/or their customers (all of the foregoing, collectively, the "Common Areas"), and any other improvements or landscaping now or in the future constructed on the Land, including the Gambro Healthcare Building and its related amenities. Landlord shall have the right to subdivide the Land into two or more parcels at any time before or during the Term (as hereinafter defined); provided, however, that Landlord shall not subdivide the Land in any manner as to deprive Tenant of the reasonable benefit and enjoyment of the Premises and other rights granted hereunder.

         (c) At any time after the Commencement Date, and if Landlord shall elect to devote all or a portion of the Premises to use by another existing or prospective tenant, Landlord shall have the right to substitute for the Premises other comparable space in the Building acceptable to Tenant (the "Substitute Premises") by written notice delivered to Tenant not less than one hundred and thirty (130) days nor more than one hundred and eighty (180) days before the date set forth in said notice as the effective date (the "Substitution Date") for such substitution. The Substitution

Date shall be the date upon which Tenant shall open for business in the Substitute Premises after Landlord has completed tenant improvements to the Substitute Premises as provided below. Such written notice shall include a floor plan identifying the Substitute Premises which premises shall contain not less than 5,388 rentable square feet, and shall be similar in configuration to the Premises. Tenant shall submit Tenant's Plans and Specifications for the Substitute Premises in accordance with the terms of Section 28 hereof. Landlord shall pay for tenant improvement costs for tenant improvements of kind, quality, degree of customization and specification equal to or that in the former Premises when new. Landlord shall, promptly after Tenant opens for business in the Substitute Premises reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the substitution hereunder which are in excess of those costs and expenses which would have been incurred by Tenant had the substitution not been made, as reasonably determined by agreement of Landlord and Tenant, including without limitation moving expenses and installation of Tenant fixtures in substitute Premises, costs for marketing materials, stationary, business cards, and change of address announcements necessitated by change of Premises address, costs and installation of telephone, cable, computer network, telecommunications facilities, utilities or related facilities paid for or installed by Tenant at the Premises, it being the intent of the parties that Tenant shall not bear any expense for accommodating Landlord in the substitution; provided that Landlord may offset against such amount to be reimbursed the reasonable cost of cure for any default by Tenant in any of Tenant's obligations under the Lease which exist at such time after expiration of any applicable grace or cure period. From and after the Substitution Date, the term "Premises" shall be deemed to mean the Substitute Premises for all purposes under this Lease.

         (d) Landlord hereby grants to Tenant a right of first refusal to expand into a portion of the Building containing approximately 3,524 rentable square feet and located immediately adjacent to the Premises, as more particularly shown on Exhibit F attached hereto and incorporated herein by reference (the "Expansion Premises"). Prior to leasing or otherwise granting occupancy or similar rights in all or any portion of the Expansion Premises to any person or entity other than Tenant, Landlord shall give written notice to Tenant (the "Expansion Offer"), identifying all or such portion of the Expansion Premises which Landlord proposes to lease, as well as the terms, rental and other material conditions which upon which Landlord would be willing to grant such rights to such other person or entity, including the time by which such lease must be executed, which Expansion Offer shall constitute Landlord's offer to Tenant to lease such Expansion Premises or identified portion thereof to Tenant on the terms, rental and other material conditions and within the time period set forth in the Expansion Offer, and Tenant shall have three (3) Business days (as such term is defined in Section 30(a) below) after receipt of such notice to notify Landlord that Tenant shall lease such Expansion Premises (or such designated portion thereof as is identified in Landlord's notice) on such terms, commencement date, rental and other material conditions and within the time period set forth in such notice from Landlord. If Tenant notifies Landlord that Tenant elects not to exercise such option or does not exercise its option by giving such timely notice, Landlord may lease or grant occupancy or similar rights in such Expansion Premises or portion thereof as was identified in Landlord's notice to Tenant on the same terms, rental and other material conditions, and within the same time period as set forth in Landlord's notice to Tenant. Upon such consummation, Tenant's rights under this paragraph 1(d) shall terminate with respect to the interest in the Expansion Premises so leased in accordance with the terms of the Expansion Offer. If the proposed lease or other grant of occupancy rights which was the subject of such Expansion Offer does not close on the terms or within the time period set forth in said Expansion Offer, then Landlord shall be required to give another Expansion Offer and again comply with the provisions of this paragraph 1(d) before thereafter leasing or granting occupancy or similar rights therein. This right of first refusal shall continue for all portions of the Expansion Premises as to which an Expansion Offer has not been given to Tenant as provided in this paragraph 1(d). If Tenant elects to accept the Expansion Offer, and the lease term thereunder for the Expansion Premises (or designated portion thereof) extends beyond the existing Term, Tenant shall have the right to extend the Term of this Lease to be coterminous with that set forth in the Expansion Offer, including all renewal rights thereunder, if exercised. In such event, the Base Rent hereunder for such portion of the extended term which extends beyond the stated Term and renewal herein shall simply continue on the same basis as provided herein, that being a 3% increase per year over the Base Rent for the immediately preceding year.

         (e) In consideration of entering into this Lease, from the Effective Date until the Commencement Date hereunder, Landlord shall provide Tenant with space for Tenant's business operations on the ground floor of the building located at 5300 Virginia Way, Maryland Farm Office Park, Brentwood Tennessee, 37207, which shall include four (4) enclosed offices, the adjacent open area, and conference room, rent free. The Tenant will have access to furniture and telephone hardware (if available at such space), but will be responsible for any set up charges associated with the telecommunications system.

         (f) If, after the Effective Date but prior to the Commencement Date, the currently planned corridor adjacent to the Premises and providing egress from the rear of the Premises must be increased in size to meet applicable fire code requirements, then, notwithstanding anything herein to the contrary, the square footage of the Premises shall be decreased accordingly, but shall in no event decrease by more than fifty (50) rentable square feet. In the event of such an adjustment, the parties shall confirm the same in writing and the usable square feet and the rentable square feet of the Premises shall be recalculated, and Tenant's Proportionate Share (as calculated in Section 3(c) below) shall be adjusted accordingly and the Base Rent shall be recalculated accordingly based on the revised number of rentable square feet. As used in this Lease, "rentable square feet" shall be determined by multiplying "usable square feet" (as determined based upon the ANSI Z.65-1996 standard for multi-tenant floors promulgated by the Building Owners and Managers Association) multiplied by the common area factor as adjusted proportionately for the increase in corridor space. The current common area factor is 12.5%.

         2.       TERM; COMMENCEMENT DATE; RENEWAL OPTION.

         (a) The term of this Lease (the "Term") is for thirty-six (36) months. The Term shall commence at 12:01 A.M. on October 1, 2001; provided, however, that if a certificate of occupancy for the Premises has not been issued on or before October 1, 2001, the Term shall commence on the first day of the first calendar month after the issuance of a certificate of occupancy for the Premises (the "Commencement Date"), subject to extension as provided in
Section 29 hereof. Unless sooner terminated or extended as provided in this Lease, the Term shall end on the expiration of thirty-six (36) full calendar months thereafter (as the same may be extended if renewal rights are exercised, the "Expiration Date"). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply.

         (b) The Commencement Date, Term and Expiration Date shall be set forth in a commencement letter (the "Commencement Letter"), substantially in the form set forth as Exhibit D attached hereto, prepared by Landlord and executed by Tenant after determination of the Commencement Date.

         (c) Landlord hereby grants to Tenant one (1) option to extend the Term for one period of two (2) years (such renewal term, the "Additional Term"), such option to be exercised by Tenant giving written notice of its exercise thereof to Landlord in the manner provided in this Lease at least one hundred and thirty (130) days prior to the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if Tenant is then in default of any of its obligations under the Lease beyond any applicable grace or cure period either at the time of exercise of the option or at the time the applicable term would otherwise have expired if the applicable option had not been exercised. The annual Base Rent for the first year of the Additional Term shall be $111,864.64 (a 3% increase over the Base Rent for the immediately preceding Lease Year), and the annual Base Rent for the second year of the Additional Term shall be $115,220.58 (a 3% increase over the Base Rent for the immediately preceding Lease Year), all payable in twelve equal monthly installments during the applicable year of the Term.

         3. USE. The Premises may be used only for general office purposes and be occupied by no more than the number of persons permitted therein by applicable fire and other codes, but in any event by at least 24 people (the "Permitted Uses"), and for no other use without Landlord's prior written consent. Tenant shall never make any use of the Premises which use is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted, or which is in violation of the general rules and regulations for tenants (a copy of the present rules are attached as Exhibit E) as may be developed or modified from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building (the "Rules and Regulations"), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises, copies of which shall be provided to Tenant on or before the Effective Date. Tenant may not use the Premises in any way that is or may be a nuisance or trespass, that increases any insurance premiums, or that makes such insurance unavailable to Landlord on the Building. In the event of an increase in any of Landlord's insurance premiums which results from Tenant's use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase (or Tenant's proportionate share of same, if Tenant's use or occupancy is not the sole cause of such increase), Landlord may treat such use as a default hereunder.

         4.       RENT.

         (a) As used herein, the term "Rent" shall mean Base Rent (as hereinafter defined) plus Additional Rent (as hereinafter defined). Commencing on the first Business day of the third month of the Term, Tenant shall pay to Landlord Rent, in advance, on or before the first Business day of each calendar month during the Term, without previous demand or notice therefor by Landlord and without set off or deduction; provided, however, if the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be prorated. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. For each monthly Rent payment Landlord receives after the fifth (5th) business day of the month, Landlord shall be entitled to all remedies provided under Sections 13 and 14 hereof, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under Sections 13 and 14 hereof and a lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

         (b) From and after the second month of the Term, Tenant shall pay to Landlord the following base annual rental (the "Base Rent") for the
Premises:

         Base Rent:                         Per Month                  Per Year           Per Sq. Foot
         ---------                          ---------                  --------           ------------
         (assuming a Lease Commencement Date of 10/01/01; subject to adjustment if Lease Commencement Date is not 10/01/01)

         10/01/01 - 11/30/01                $    0.00                        $0.00        $00.00/RSF
         12/01/01 - 11/31/02                $8,531.00                  $102,372.00        $19.00/RSF
         12/01/02 - 11/30/03                $8,786.93                  $105,443.16        $19.57/RSF
         12/01/03 - 9/30/04                 $9,050.53                  $108,606.45        $20.157/RSF

         "Lease Year" shall mean each consecutive twelve (12) month period following the Commencement Date.

         (c) Beginning on January 1 (or, if later, the first Business day of January) of the year after the first anniversary of the Commencement Date, for each calendar year (or portion thereof) during the Term, Tenant shall pay to Landlord the Additional Rent. For purposes of this Lease, "Additional Rent" shall mean for each calendar year (or portion thereof) during the Term, Tenant's Proportionate Share multiplied by the amount in excess, if any, of (x) the Operating Expense Amount (as hereinafter defined) minus (y) the Base Year Amount (as hereinafter defined). Additional Rent shall also include charges specifically referred to as Additional Rent in this Lease. Notwithstanding anything in this Lease to the contrary, the amount of Additional Rent due and payable by Tenant under this Section 4 for any calendar year of the Term shall not exceed an amount equal to the amount of the Additional Rent due and payable for the immediately preceding calendar year of the Term, plus five percent (5%) of such amount of Additional Rent which was due and payable for such calendar year, excluding from this cap only the items of taxes, utility costs and insurance premiums which are included in the Operating Expense Amount.

         As used herein, "Operating Expense Amount" for each calendar year shall mean an amount equal to:

                  (i)(A) the amount of Operating Expenses (as hereinafter defined) allocated to the Building pursuant to this Lease, for such calendar year, plus

                  (ii)(A) one-half (1/2) of the amount of Operating Expenses allocated to the Exterior Common Area (as hereinafter defined) for such calendar year.

In determining the Operating Expense Amount, if the Building is less than nine-five percent (95%) occupied on an average annualized basis during any calendar year, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. If the provisions of this subsection are applied in any calendar year the Base Year Amount shall likewise be adjusted for the calendar year on which it is based.

         As used herein, "Tenant's Proportionate Share" shall mean a fraction, the numerator of which is the number of rentable square feet of the Premises (which shall be 5,388 rentable square feet for this purpose, subject to increase pursuant to paragraph 1(d) above) and the denominator of which is the total number of rentable square feet of the Building (which shall be 97,000 rentable square feet for this purpose). Thus, Tenant's Proportionate Share is 0.055546. If Tenant does not lease the Premises during the entire full calendar year in which the Term of this Lease commences or ends, Tenant's Proportionate Share of excess Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has leased the Premises during that year.

         As used herein, "Base Year Amount" shall mean the amount of Operating Expenses for calendar year 2002. To the extent items which otherwise would have been paid during calendar year 2002 as Operating Expenses were instead covered by warranty or the like, such that Landlord did not incur such expenses in calendar year 2002 but may in other years of the Term, the Base Year Amount shall be adjusted appropriately to reflect such expenses as would have been incurred in calendar year 2002 but for such warranties or the like. Upon determination of the Base Year Amount, Landlord shall provide Tenant with reasonable support for such items in the Base Year Amount as may be requested in writing by Tenant.

         As used herein, "Exterior Common Area" shall mean all areas of the Project (other than the interior areas of the Building and the Gambro Healthcare Building) available for the common use of occupants of the Project, including, but not limited to, the parking lots, driveways, walkways, landscaped areas, landscaping, lighting, curbing, signage, utility lines and drainage areas, any offices located at the Project that are used by Landlord (or its management company) as offices exclusively for management of the Project, any and all improvements constructed on the Land, and other facilities and areas available for the common use by or for the common benefit of tenants and/or their customers.

         (d) Commencing on January 1 of the first calendar year following the first anniversary of the Commencement Date, Landlord shall estimate the Additional Rent which shall be due for such calendar year. Such Additional Rent shall be due and payable in advance in twelve (12) equal installments together with the regular installments of Base Rent. Within one hundred twenty (120) days after the end of each calendar year thereafter during the Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the actual Operating Expenses for said calendar year and the Operating Expense Amount, as prepared by an authorized representative of Landlord. If the actual Additional Rent payable by Tenant exceeds the amount paid by Tenant during such calendar year, Tenant shall pay any Additional Rent still owing for said calendar year within thirty (30) days of receipt of Landlord's statement. If the actual Additional Rent due for said calendar year is less than the amount estimated by Landlord, and if Landlord has therefore collected more Additional Rent from Tenant than is actually owing for such year, Landlord shall refund on a pro rata basis any unused portion of Additional Rent to Tenant if Tenant is not in default under this Lease (in the instance of a default, such portion shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). The provisions of this Lease concerning the payment of Additional Rent which has accrued during the Term shall survive the expiration or earlier termination of this Lease.

         (e) Landlord's books and records pertaining to the calculation of Operating Expenses and the Operating Expense Amount for any calendar year within the Term may be audited once a year by an independent certified public accountant retained by Tenant and reasonably acceptable to Landlord. The audit shall be conducted at Landlord's office where Operating Expense records are kept, and at Tenant's expense, at any time within one hundred fifty (150) days after Landlord's annual statement is delivered to Tenant for such calendar year. Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord's calculation of Additional Rent for the audited calendar year proves to have been incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's calculation of Additional Rent for the audited year proves to have been overstated by five percent (5%) or more, Landlord shall reimburse Tenant within thirty (30) days of demand all reasonable costs incurred by Tenant for the audit.

         (f) For the purposes of this Lease, "Operating Expenses" shall mean all out-of-pocket expenses, costs and disbursements of every kind and nature, computed on a cash basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Building and the Exterior Common Area, including but not limited to, the following:

         (1) wages, salaries and other actual costs of all on-site and off-site employees engaged either full or part time (but in either event, only to the extent such employee's work is with respect to the Building and/or the Exterior Common Area) in the operation, property management, maintenance or access control of the Building and the Exterior Common Area, including, but not limited to, taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

         (2) the actual cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Building and the Exterior Common Areas;

         (3) the actual cost of all utilities for the Building and the Exterior Common Area, including, but not limited to, the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

         (4) the actual cost of all maintenance and service agreements for the Building and the Exterior Common Area and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

         (5) the actual cost of inspections, repairs and general maintenance of the Building and the Exterior Common Area;

         (6) amortization (together with reasonable financing charges, if actually incurred) of the cost of acquisition and/or installation of capital investment items (including, but not limited to, security equipment), amortized over their respective useful lives, which items are installed more than ninety (90) days after the Commencement Date primarily for the purpose of reducing operating expenses (but only to the extent of actual savings), or complying with new governmental requirements after the Effective Date;

         (7) the cost of casualty, rental loss, liability and other insurance applicable to the Building and the Exterior Common Area and any personal property used by Landlord, its employees, representatives, agents, and contractors in connection therewith;

         (8) the actual cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

         (9) the actual cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Building and the Exterior Common Area, including an equitable reimbursement for compensation paid to professionals who are also employees of Landlord, but excluding (a) general accounting services provided for Landlord, such as partnership statements and tax returns, and
                  (b) legal costs arising from disputes between Landlord and Tenant (who shall each bear their respective costs);

         (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Building or the Exterior Common Area or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Building or the Exterior Common Area or its operation (and the reasonable costs of monitoring and contesting any of the same), including, but not limited to, business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Building or used in the Exterior Common Area, death taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the fair market value of the Building or the Exterior Common Area, the rents received from the Building or the Exterior Common Area or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Building and the Exterior Common Area were the only property of the Landlord subject to such tax; it is agreed that Operating Expenses shall also include any other state or local taxes imposed upon Landlord which are based upon the unencumbered fair market value of the Building or the Exterior Common Area; Tenant will be responsible for ad valorem taxes on its personal property. Tenant will also be responsible for any portion of ad valorem taxes on the value of the leasehold improvements in the Premises to the extent that the same exceed the Tenant Improvement Allowance of $28.00 per rentable square foot of the Premises, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of building standard allowances. If the Base Year Amount does not reflect the fully assessed amount for such taxes, the Base Year Amount shall be adjusted to reflect such amount;

         (11) (A) the actual cost of operating the management offices for the Project, including the actual cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges, if actually incurred) of the actual cost of capital investment equipment, times (B) a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of all of the office buildings managed from such management offices.

         (12) management fees (which may be payable to Landlord, an affiliate of Landlord, or an unrelated third party), not to exceed four percent (4%) of actual collected revenues from rental of the Building; and

         (13) fees and assessments incurred by Landlord as a result of its obligations to the Maryland Farms Building Owner's Association or any other entity, attributable to Landlord's ownership of the Building or the Exterior Common Area.

         (g) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

         (1) the cost of any special work or service performed for and billed to any specific tenant (including Tenant) at such tenant's cost;

         (2) the cost of correcting defects in construction during any period of warranty;

         (3) compensation paid to officers and executives of Landlord (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president, and the salaries and related benefits of these officers/employees of Landlord may be allowable Operating Expenses as permitted in Section 1(a)(1) above);

         (4) the cost of any items for which Landlord is reimbursed by insurance or condemnation proceeds;

         (5) the cost of any additions, changes, replacements and other items which are made in order to prepare space in the Building for occupancy by a new tenant or an existing tenant. including tenant improvement allowances;

         (6) the cost of repairs incurred by reason of fire or other insured casualty;

         (7) payments of interest and principal on any indebtedness relating to the Project and rental under any ground lease or other underlying lease of the Land;

         (8) any real estate brokerage commissions or other costs incurred in procuring tenants for the Building or any fee paid in lieu of such commission;

         (9) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

         (10) development fees arising out of the acquisition, development and improvement of the Land;

         (11) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising expenditures and promotional expenditures;

         (12) expenses incurred by Landlord to resolve disputes, or to enforce or negotiate terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Project;

         (13) expenses for any item or service which Tenant pays directly to a third party or for which Tenant separately reimburses Landlord, and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties;

         (14)     reserves; and

         (15) depreciation or amortization of capital improvements to the Building or the Exterior Common Area, except as otherwise provided herein.

         5.       SERVICES BY LANDLORD.

         (a) Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, during business hours of 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 12:00 P.M. on Saturday (excluding National and State holidays), the following services: janitorial services (five
(5) days a week after normal working hours), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2' x 4' fixtures. All lighting and all lighting controls shall be serviced, replaced and maintained by Landlord, but bulbs for all non-standard building fluorescent lighting shall be provided by Tenant and replaced by Landlord's maintenance personnel. Landlord shall also furnish the Premises with electricity for lighting for the aforesaid building standard incandescent and fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, provided that Landlord shall have no obligation to provide more than three (3) watts per usable square foot of electricity serving the Premises. Landlord reserves the right to separately meter the Premises should Tenants use of electricity be deemed excessive. After hours heating and air conditioning is available at a charge of $50.00 per hour, per zone, with a minimum of one (1) hour per occurrence, and subject to reasonable rate increases annually. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.

         (b) Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

         6. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS.

         (a) Tenant's occupancy of the Premises is Tenant's representation to Landlord that Tenant has examined and inspected the same, finds the Premises to be in compliance with the requirements of this Lease, as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance of the Premises. Landlord makes no representation or warranty as to the condition of said Premises except as expressly provided in this Lease. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators in the Building must remain in use for the general public during business hours as defined herein in Section 5. Any specialized use of elevators must be coordinated with Landlord's property manager. Tenant must properly dispose of all packing materials and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by casualty excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except if this Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises. If Tenant requires alterations, Tenant shall provide Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done. Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant's sole expense, to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing such alterations could be removed on the Expiration Date, upon the termination of this Lease or upon Tenant's vacation of the Premises.

         (b) Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge such lien within such ten (10) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

         (c) Notwithstanding anything to the contrary set forth above in this Section 6, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

         (d) Except for repairs and replacements that Tenant must make under this Section 6, Landlord shall pay for and make all other repairs and replacements to the common areas and Building (including Building fixtures and equipment). This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under this Section 6 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

         7.       DAMAGES TO PREMISES.

         (a) If the Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, and if Landlord's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided in this paragraph 7, promptly repair and restore the Premises (exclusive of improvements made by Tenant which were not included in the Tenant Improvement Allowance, Tenant's trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Landlord and any deductible amount. If by reason of such occurrence: (i) the Premises are rendered wholly untenantable; (ii) the Premises are damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises are damaged in whole or in part during the last year of the Term; or (v) the Building containing the Premises are damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within forty-five (45) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of Landlord's notice of termination or of Tenant's giving notice of Termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred eighty-first (181st) and one hundred ninety-sixth (196th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred eighty (180) days of such casualty. However, if Landlord is prevented by Delays (as defined in Section 29), from completing the restoration within said one hundred eighty (180) day period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence thereof, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then Landlord shall have an additional period beyond said one hundred eighty (180) days, equal to the Delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth.

         (b) Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for application first to the purposes of such repair, restoration, or replacement.

         (c) If, by reason of such fire or other casualty, the Premises are rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially repaired and restored, subject only to punchlist items, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Rent shall not abate to the extent of rent loss or business interruption insurance proceeds available to pay the Rent. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant (but excluding for purposes of this paragraph Tenant's subtenants licensees, contractors, or invitees, or their respective agents or employees), there shall be no abatement of Rent. Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

         8.       ASSIGNMENT AND SUBLEASE.

         (a) Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, or any portion thereof, and may not sublet any part or all of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord hereby consents to a leasehold mortgage, collateral assignment or similar encumbrance in favor of current lenders to Tenant, which lenders are those under a credit facility for which LaSalle Bank National Association is currently the agent, if required under such credit facility. No assignment of this Lease or sublease of the Premises shall relieve Tenant of any of its obligations hereunder. Landlord's giving of its consent under this Section 8 shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent if subsequently required under the terms of this Section
8. For the purpose of this Section 8, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or, unless the Tenant is publicly traded, the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose governance interests in the company are fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8, Tenant may assign or sublease part or all of the Premises without Landlord's consent to any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee has a net worth as least as great a Tenant's net worth at the time of such assignment, is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under Section 3 hereof. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant under its lease.

         (b) In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

         (c) If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord's reasonable attorneys' fees.

         (d) If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be paid over to Landlord by Tenant. If Landlord assists Tenant in finding a permissible subtenant, Landlord shall be paid a fee for such assistance in addition to a fee in an amount necessary to cover the subtenant's improvements to the Premises or any portion thereof so assigned or sublet.

         9.       TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS.

         (a) Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including the Rules and Regulations.

         (b) Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least THREE MILLION DOLLARS ($3,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage may be insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the Premises and any leasehold improvements made to the Premises by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

         (c) Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and
(iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

         (d) Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or to other property or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any property, general liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers' rights of subrogation. Subject to the foregoing, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant's use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon.

         (e) If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant's insurer, or other counsel acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of this Lease.

         (f) Landlord shall keep the Building, including the improvements, insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

         (g) Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

         (h) Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholders rating of at least A and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the Landlord as an additional insured as its interest may appear [other landlords may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless accepted in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

         10.      SUBORDINATION; ATTORNMENT; LANDLORD FINANCING.

         (a) Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee, provided that if any such mortgage or similar encumbrance is in effect on the Effective Date, it shall be a condition to Tenant's obligations under this Lease that Landlord use commercially reasonable efforts to obtain a non-disturbance agreement from the holders of such encumbrances, permitting Tenant's enjoyment of its rights and privileges hereunder so long as Tenant is not in default hereunder beyond the expiration of any applicable grace or cure period, and in connection therewith, Tenant will confirm that this Lease is subordinate thereto and that Tenant will attorn to any successor in title to the Land as a result of exercise of rights under said instrument of encumbrance. Tenant, within ten (10) days after request to do so from Landlord or its mortgagee, will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may request, and will agree to attorn to said mortgagee provided the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is not in default of this Lease beyond expiration of any applicable grace or cure periods. Further, Tenant agrees to execute within five (5) days after request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, Expiration Date, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

         (b) Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be more than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired. Tenant agrees to attorn to any successor Landlord.

         11. SIGNS. Tenant shall be allowed Building standard interior signage, Building directory and tenant index and a sign at the door to the Premises. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises (including any exterior doors), or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord.

         12. ACCESS TO PREMISES. Landlord shall have the right, at all reasonable times after at least 24 hours notice (except in the event of emergency), which notice may be by telephone notwithstanding the requirements of Section 21 below, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection or to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date as extended by any exercised option. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after hours, but in no event shall Tenant's use of and access to the Premises after hours compromise the security of the Building. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

         13.      DEFAULT.

         (a) If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease, within five (5) days of the due date therefor; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within such thirty (30) day period commence and thereafter with reasonable diligence completely cure the breach within sixty (60) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord at its option may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises are relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, then Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; (iii) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; and\or (iv) without obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

         (b) All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

         (c) The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not constitute a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

         (d) No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of such payments then due, in such order as Landlord may determine. Nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

         (e) Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

         14.      MULTIPLE DEFAULTS.

         (a) Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease, or which may be granted by any separate agreements now existing or hereafter arising, are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on three (3) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

         (b) Should Tenant default (beyond expiration of any grace period) in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on three (3) or more occasions during any twelve (12) month period, regardless of whether any such default is cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to three (3) months' installments of Base Rent. Any security deposit posted pursuant to the foregoing sentence shall be governed by Section 20 below.

         (c) Should Tenant default under this Lease (beyond expiration of any grace period) on three (3) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

         15. PROPERTY OF TENANT. Tenant shall pay, timely, any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. To secure all rents and other sums of money due hereunder, Tenant hereby grants Landlord a valid first lien security interest upon all of Tenant's personal property now owned or hereafter acquired and situated in the Premises and Tenant shall sign such financing statements evidencing such security lien interest as Landlord may reasonably request. Landlord may foreclose on the lien in the manner and form provided by law for foreclosure of a security interest in personal property. Any statutory lien for Rent is not waived, the contractual lien herein granted is in addition thereto. Provided Tenant is not in default hereunder, Tenant may, prior to the Expiration Date, remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant repairs all damages caused by such removal; and provided further, however, Tenant shall not remove from the Premises any property secured by the security lien interest without Landlord's consent and until all sums due Landlord from Tenant have been paid and satisfied. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

         16. BANKRUPTCY. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, pursuant to the Code. Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

         (a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

         (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under Section 3 above and such proposed assignee shall continue to engage in the Permitted Use. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

         (c) Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

         17. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the Premises unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises are taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.

         18.      GENERAL COMPLIANCE.

         (a) Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now or in the future in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises (the "Laws"), without limitation, Tenant shall use all reasonable efforts to fully comply with The Americans With Disabilities Act of 1990 (the "ADA"). (Landlord's responsibility for compliance with ADA shall include the common areas and restrooms of the Building, but not the Premises.)

         (b) If Tenant receives any notices alleging violation of ADA or any other Laws relating to any portion of the Building or of the Premises; any written claims or threats regarding non-compliance with ADA or any other Laws and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA or any other Laws and relating to any portion of the Building or of the Premises, then Tenant shall, within ten (10) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).

         19. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rents payable or other obligations to be performed.

         20. SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of $-0-, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit"). The Security Deposit shall not bear interest. If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, apply the Security Deposit, or any portion thereof required to cure Tenant's default; provided, however, if prior to the Expiration Date or any termination of this Lease, Landlord depletes the Security Deposit, in whole or in part, then immediately following such depletion, Tenant shall restore the amount so used by Landlord. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the Expiration Date or any earlier termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any earlier termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit against or deduct the Security Deposit from any regular installment of Rent.

         21.      NOTICES.

         (a) All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed to the applicable party at the address set forth in the Lease Summary attached to this Lease (or to such other address as a party may specify by duly given notice):

         (b) Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in clause (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each notice shall be effective upon being so given, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof, as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. The parties shall notify the other of any change in address, which notification must be at least ten
(10) days in advance of it being effective. Notices may be given on behalf of any party by such party's legal counsel.

         22. NON-SMOKING POLICY. Tenant, or Tenant's employees, shall not be permitted to smoke in the Premises or in the Building, its grounds or common areas, except in designated areas provided by Landlord. Landlord, at its sole discretion, reserves the right to periodically move the designated smoking area.

         23. HOLDING OVER. If Tenant shall hold over after the Expiration Date or other termination of this Lease (the "Holdover Period"), such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy- at-sufferance Tenant shall pay to Landlord (i) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in Section 4 hereof, as such rental amount may have been increased in accordance with the terms of such Section 4 hereof, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses incurred in connection with Tenant's tenancy-at-sufferance. Notwithstanding the foregoing, in the event that Landlord desires that Tenant vacate the Premises at any time during the Holdover Period, Landlord must give Tenant at least thirty (30) days prior written notice to vacate the Premises (the "Landlord's Vacating Date"). Tenant shall then be obligated to vacate the Premises on or before Landlord's Vacating Date. Notwithstanding the foregoing, in the event that Tenant desires to vacate the Premises at any time during the Holdover Period, Tenant must give Landlord at least thirty (30) days prior written notice of its intent to vacate the Premises ("Tenant's Vacating Date"). Tenant shall be obligated to perform in accordance with this Section 23 until Landlord's close of business on Tenant's Vacating Date. In the event Tenant fails to comply with the terms of this
Section 23, Landlord shall be entitled to pursue any and all remedies available to Landlord at law or in equity, including without limitation, recovery of damages incurred by Landlord if Landlord loses a prospective tenant because Tenant fails to vacate the Premises in accordance with this Section 23.

         24. BROKER'S COMMISSIONS. Except for Mission Property Company, Nashville, Tennessee, whom shall be paid by Landlord pursuant to separate written agreement, each party represents and warrants to the other party that it has incurred no other claims for brokerage commissions or finder's fees in connection with this Lease, and each party agrees to indemnify the other party against and to hold the other party harmless from all liabilities arising from any such claims, including, but not limited to, attorneys' fees. The provisions of this paragraph shall survive the termination of this Lease.

         25.      ENVIRONMENTAL COMPLIANCE.

         (a) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials, except for printing, copying, cleaning and similar supplies customarily used in office operations so long as the same are used, stored and disposed of in compliance with applicable law. Tenant covenants and agrees that the with respect to its activities at the Premises, its activities and use of the Premises will at all times during Tenant's use or occupancy thereof be in compliance with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Environmental Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

         (b) Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 25 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Environmental Laws and into a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 25.

         (c) For the purposes of this Section 25, the Premises shall include the Land and all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Land.

         (d) Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 25. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 25. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 25, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

         (e) Notwithstanding anything in this Lease to the contrary, the foregoing covenants and undertakings of Tenant contained in this Section 25 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises or which arises from biologically active or other hazardous substances or materials which are first introduced at the Premises after Tenant is no longer in occupancy; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

         (f) The covenants contained in this Section 25 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 25.

         26. COMMUNICATIONS COMPLIANCE. Tenant acknowledges and agrees that any and all telephone, computer, cable and other telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be located and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises are located, in accordance with rules and regulations which are applicable to all tenants of the Building as adopted by Landlord from time to time. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto, unless Landlord has caused such interruption, curtailment or discontinuance in violation of the terms of this Lease. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building; provided that, except in event of emergency, Landlord shall limit such activities to between the hours of 8:00 p.m. and 7:00 a.m. and shall use commercially reasonable efforts to not unreasonably interfere with Tenant's business operations at the Premises. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord. Such approval may be conditioned in such a manner to as to protect Landlord's financial interests and the interest of the Building, and the other tenants therein. The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and handheld personal computing devices such as Blackberry), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein. At Landlord's option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease Term and at Tenant's sole cost.

         27. PARKING. Tenant shall have access to its pro rata share of non-reserved parking spaces at the Project at no charge, but in no event less than 24 parking spaces plus reasonable use of visitor parking. Landlord represents and warrants that the Building has sufficient parking to comply with all applicable zoning, subdivision and similar laws, regulations and ordinances.

         28.      DELIVERY OF TENANT IMPROVEMENTS FOR THE PREMISES.

         (a) Landlord, in consultation with Tenant, shall design and install the interior finish (the "Tenant Improvements") of the Premises at Landlord's cost and expense in accordance with the drawings and specifications which costs shall be included in Tenant Improvements (including, but not limited to, drawings, specifications, details and manuals for the design and construction of the Tenant Improvements and color selections for the Tenant Improvements ) (collectively, the "Tenant Improvement Plans") currently being prepared by Design Collective Incorporated ("DCI"). Landlord and Tenant agree that the Premises shall be build out substantially in accordance with the space plan attached hereto as Exhibit C and that the Tenant Improvements shall include, at a minimum, the following:

         (i) Wood flooring in reception area; vinyl ceramic tile in the work room and breakroom; 26 ounce solution dyed nylon loop carpet or equal in all other areas;

         (ii) Vinyl wallcovering in entry area and conference room. All other wall painted using Porter Silken Touch paint;

         (iii)    2 x 2 profile edge ceiling tile;

         (iv) Standard cabinetry and work surfaces in breakroom and work area;

         (v)      Dishwasher, bar sink and ice maker outlet in breakroom.

Promptly after the Effective Date, Landlord and Tenant will meet with DCI and work diligently and expediently to complete the Tenant Improvement Plans. At such time as Landlord and Tenant agree on the final Tenant Improvement Plans, they will acknowledge such agreement in writing and the agreed to Tenant Improvements shall serve as the plans and specifications pursuant to which the Tenant Improvements will be constructed. If Landlord and Tenant have not agreed on the Tenant Improvement Plans on or before August ___, 2001, then either party may terminate this Lease without further obligation or liability to the other party. Landlord shall obtain at least two (2) bids for the work and materials for completion of the final Tenant Improvement Plans, one of which bids must be obtained from Harvest Construction (address to be provided by Tenant). If the bid amounts are less than the maximum Tenant Improvement Allowance (as defined below), Tenant may modify or adjust the Tenant Improvement Plans to upgrade or modify the same to expend up to the maximum Tenant Improvement Allowance.

         (b) Landlord shall, at its expense, build out the Tenant Improvements for the Premises in accordance with the Tenant Improvement Plans as agreed to pursuant to Section 28(a). Landlord shall expend up to $28.00 per rentable square foot of the Premises (the "Tenant Improvement Allowance") for the Tenant Improvements; Tenant shall pay for all amounts in excess of the maximum Tenant Improvement Allowance. Landlord shall commence construction of the Tenant Improvements in accordance with the Tenant Improvement Plans as soon as the base Building has been completed to the point at which the Building contractor is ready for the

Tenant Improvements to be commenced and shall deliver the Premises with the Tenant Improvements in place on or before the Commencement Date. Landlord is responsible for applying for and obtaining issuance of all applicable certificates of occupancy or similar evidence that the Premises are in compliance with all applicable laws, ordinances and regulations with respect to completion and occupancy of the Building and the Premises.

         29.      DELIVERY DATE OF PREMISES.

         (a) In the event a certificate of occupancy has not been issued for the Premises by October 1, 2001 for any reason other than a Delay (as hereinafter defined), then the Commencement Date shall be extended to the first day of the calendar month following the date such certificate of occupancy is issued.

         (b) As used in this Lease, the term "Delay" means any delay caused directly or indirectly by either (i) Tenant or any employee, agent or contractor of Tenant, or (ii) labor disputes, acts of God, unusual delay in deliveries, governmental restrictions, litigation, enemy action, civil commotion, fire or other causes beyond Landlord's reasonable control.

         30.      MISCELLANEOUS.

         (a) Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

         (b) The invalidity of any portion of this Lease shall not have any effect on the balance hereof, which shall remain in full force and effect.

         (c) Should Landlord retain legal assistance to enforce any of its rights under this Lease, or should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, Tenant shall be liable for the costs and expenses of Landlord, including its reasonable attorneys' fees actually incurred at standard hourly rates charged by Landlord's counsel (at all tribunal levels).

         (d) Subject to the restrictions on assignment set forth herein, this Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

         (e) This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

         (f) Landlord may sell the Premises or the Building without affecting the obligations or rights of Tenant hereunder. Upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises accruing after the date of sale, and shall be released from any liability thereafter accruing under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

         (g) This Lease may not be recorded without both parties' prior written consent, but each party agrees on request of the other to execute a memorandum hereof for recording purposes.

         (h) The singular shall include the plural, and the masculine, feminine or neuter includes the other.

         (i) If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Land and in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

         (j) This Lease shall be interpreted and enforced in accordance with the laws of the State of Tennessee.

         (k) If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Tennessee, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

         (l) The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant.

         (m) The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. The date which is the final day of ratification by all parties to this Lease, as set forth below as the "Effective Date", shall be the date for use throughout this Lease as the "Effective Date".

         (n) This Lease may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which, taken together, will be deemed to be but one and the same document.

         (o) A "Business day" hereunder shall be all days of the week except for Saturdays, Sundays, federal holidays, and legal bank holidays in the State of Tennessee.

                        (signatures begin on next page)

(Signature Page to Lease of space at LBMC Financial Center, 5250 Virginia Way,
               Maryland Farms Office Park, Brentwood, Tennessee)

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in three (3) originals, all as of the day and year first above written.



Effective Date of the Lease: August 24, 2001


                                    LANDLORD:

                                    PARK CENTER PARTNERSHIP II,
                                    a Tennessee general partnership

                                    By: /s/ John W. Stone, III
                                       ----------------------------------------
                                    Title: Assistant Managing Partner
                                          -------------------------------------

                                    Date: August 24, 2001


                                    TENANT:

                                    INTEGRITY INCORPORATED,
                                    a Delaware corporation

                                    By: /s/ Byron D. Williamson
                                       ----------------------------------------
                                    Name: Byron D. Williamson
                                    Title: President and Chief Executive
                                           Officer/Publishing Division

                                    Date: August 24, 2001

                                   EXHIBIT A

                                LEASED PREMISES

                                                                      EXHIBIT A




                                [PARK CENTER II
                                  FIRST FLOOR
                                  (PREMISES)]

                                   EXHIBIT B

                           REAL PROPERTY DESCRIPTION

         Land in Williamson County, Tennessee, being that certain tract of land containing 10.051 acres, more or less, adjoining Virginia Way to the south, Winners Circle South to the west and Westwood Place to the east, and depicted on the "FINAL PLAT RESUBDIVISION OF LOTS 8 AND 9 ON THE REVISION OF MARYLAND FARMS SOUTH AND LOT 5 OF MARYLAND FARMS, NEW ALPHABET SUBDIVISION" recorded in Plat Book _____, page _____, Register's Office for Williamson County, Tennessee, to which plat reference is hereby made for a more complete description of said tract.

                                   EXHIBIT B

                           REAL PROPERTY DESCRIPTION

A tract of land in the Fifteenth Civil District of Williamson County, in the City of Brentwood, Tennessee that is a part of the legal lot on the final plat "Resubdivision of Lots 8 and 9 on the revision of Maryland Farms South and Lot 5 of Maryland Farms, New Alphabet Subdivision" of record in Plat Book 30, Page 38, Register's Office for Williamson County (R.O.W.C.), Tennessee, said parcel being more particularly described as follows:

Beginning at an iron rod (old) in the northerly terminus of the northeasterly return curve at the intersection of Virginia Way (right of way varies) and Winners Circle South (right of way varies); thence,

1.       With the easterly right of way margin of Winners Circle South, North
         18 degrees 18 minutes 15 seconds East, 45.00 feet to an iron rod (old); thence,

2. With a 465,000-foot radius non-tangent curve concave to the west on arc length of 178.88 feet, an interior angle of 22 degrees 02 minutes 28 seconds and a chord bearing and distance of North 07 degrees 17 minutes 02 seconds East, 177.78 feet to an iron rod (old); thence,

3.       North 03 degrees 44 minutes 12 seconds West, 308.71 feet; thence,

4. Leaving the easterly right of way margin of Winners Circle South with new lines severing said legal lot of record in Plat Book 30, Page 38, R.O.W.C., Tennessee, North 86 degrees 15 minutes 58 seconds East,
         249.00 feet; thence,

5.       South 03 degrees 44 minutes 12 seconds East, 29.97 feet; thence,

6. In an easterly direction with a 349.68-foot radius curve concave to the south an arc length of 29.72 feet, an interior angle of 04 degrees 52 minutes 12 seconds and a chord bearing and distance of North 81 degrees 11 minutes 59 seconds East, 29.71 feet; thence,

7.       South 06 degrees 06 minutes 45 seconds East, 139.14 feet; thence,

8. In a westerly and southwesterly direction with a 212.00-foot radius curve concave to the southeast an arc length of 126.23 feet, an interior angle of 34 degrees 06 minutes 58 seconds and a chord bearing and distance of South 66 degrees 22 minutes 12 seconds West, 124.38 feet; thence,

9.       South 43 degrees 17 minutes 55 seconds East, 524.95 feet; thence,

10. South 85 degrees 25 minutes 23 seconds East, 81.69 feet to the westerly right of way margin of Westwood Place (50-foot right of way); thence,

11. With the westerly margin of Westwood Place, South 04 degrees 33 minutes 13 seconds West, 50.00 feet to an iron rod (old) in the northerly terminus of the northwesterly return curve at the intersection of said Westwood Place and Virginia Way; thence,

12. With a 30.00-foot radius non-tangent curve concave to the northwest an arc length of 47.16 feet, an interior angle of 90 degrees 03 minutes 40 seconds and a chord bearing and distance of South 49 degrees 35 minutes 59 seconds West, 42.45 feet to an iron rod (old) in the northerly right of way margin of said Virginia Way; thence,

13. With said northerly right of way margin, a non-tangent line, North 85 degrees 25 minutes 23 seconds West, 322.90 feet to an iron rod (old); thence,

14. With a 449.28-foot radius non-tangent curve concave to the north an arc length of 108.09 feet, an interior angle of 13 degrees 47 minutes 04 seconds and a chord bearing and distance of North 76 degrees 06 minutes 14 seconds West, 107.83 feet to an iron rod (old); thence,

15.      With a non-tangent line, North 71 degrees 41 minutes 45 seconds West,
         168.44 feet to an iron rod (old) in the easterly terminus of the northeasterly return curve at the intersection of Virginia Way and Winners Circle South; thence,

16. With a 25.00-foot radius non-tangent curve concave to the northeast an arc length of 39.28 feet, an interior angle of 90 degrees 00 minutes 54 seconds and a chord bearing and distance of North 26 degrees 41 minutes 45 seconds West, 35.36 feet to the Point of beginning and containing 219,147 square feet or 5.031 acres, more or less, as calculated by the above courses and distances.

                                   EXHIBIT C

                                   SITE PLAN

                                                                      EXHIBIT C




                                 [PARK CENTER]

                                   EXHIBIT D

                          LEASE COMMENCEMENT AGREEMENT

         Lease dated August ___, 2001 ("Lease") between Park Center Partnership II ("Landlord") and Integrity Incorporated ("Tenant").

         Pursuant to the provisions of the Lease, Landlord and Tenant hereby, agree as follows:

         (1) The initial term of the Lease commenced on _________________ and shall terminate on September 30, 2004 unless sooner terminated or extended as therein provided.

         (2)      Rent commences on ______________, 2002.

         (3) To the best of their knowledge, Landlord and Tenant agree that, as of and through the date hereof, the parties have fully complied with and performed each and every of their respective obligations as set forth in the Lease.

         IN WITNESS WHEREOF, the parties have executed and delivered this supplement to the Lease as of dates below.


                                             LANDLORD:

                                             PARK CENTER PARTNERSHIP II,
                                             a Tennessee general partnership

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             Date:
                                                  -----------------------------


                                             TENANT:

                                             INTEGRITY INCORPORATED, a
                                             Delaware corporation

                                             By:
                                                -------------------------------
                                             Name: Byron D. Williamson
                                             Title: President and
                                                    Chief Executive
                                                    Officer/Publishing Division

                                             Date:
                                                  -----------------------------

                                   EXHIBIT E

                             RULES AND REGULATIONS

1. ACCESS TO BUILDING. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Building. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2. PROTECTING PREMISES. The last employee of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

3. BUILDING DIRECTORIES. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4. LARGE ARTICLES. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant's expense.

5. SIGNS. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matter other than that provided for above.

6. COMPLIANCE WITH LAWS. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7. HAZARDOUS MATERIALS. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8. DEFACING PREMISES AND OVERLOADING. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9. OBSTRUCTION OF PUBLIC AREAS. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

10. ADDITIONAL LOCKS. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

11. COMMUNICATIONS OR UTILITY CONNECTIONS. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

12. OFFICE OF THE BUILDING. Service requirements of Tenant will be attended to only upon application at the office of the property manager designated by Landlord from time to time. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13. RESTROOMS. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14. INTOXICATION. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15. NUISANCES AND CERTAIN OTHER PROHIBITED USES. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity;
         (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16. SOLICITATION. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.

17. ENERGY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

18. BUILDING SECURITY. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to the Building manager.

19. PARKING. Parking is in designated parking areas only. There may be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20. JANITORIAL SERVICE. The janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to the Building manager.

21. CONSTRUCTION. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

                                   EXHIBIT F

                           EXPANSION PREMISES SKETCH

                                                                      EXHIBIT F




                                [PARK CENTER II
                                  FIRST FLOOR
                              EXPANSION PREMISES]